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                                 STATE OF ALASKA

                       THE REGULATORY COMMISSION OF ALASKA

Before Commissioners:                         Mark K. Johnson, Chair
                                              Kate Giard
                                              Dave Harbour
                                              James S. Strandberg
                                              G. Nanette Thompson


In the Matter of the Application for the Approval of the  )
Transfer of Control of Alaska Pipeline Company, Holder of )        U-03-91
Certificate of Public Convenience and Necessity No. 141   )      ORDER NO. 5





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                    ORDER GRANTING RECONSIDERATION, VACATING
               ORDER U-03-91(4), REJECTING STIPULATION, APPROVING
                TRANSFER OF CONTROL, ALLOWING PARTIES TO REQUEST
                  FURTHER PROCEEDINGS, AND FINDING MOTIONS FOR
                          EXPEDITED CONSIDERATION MOOT


BY THE COMMISSION:

                                     Summary

         We grant the petition for reconsideration(1) filed by SEMCO Energy, Inc. (SEMCO) and we vacate Order U-03-91(4).(2) We reject the Stipulation(3) and proposed order filed March 26, 2004, by the parties(4) approving transfer of control of Alaska Pipeline Company (APLC), holder of Certificate of Public Convenience and Necessity (Certificate) No. 141, from SEMCO to Atlas Pipeline Partners, L.P. (Atlas). We

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      (1) Petition for Clarification or Alternatively Reconsideration, filed May
5, 2004.

     (2) Order Accepting Stipulation Approving Transfer of Control, Finding Motion for Expedited Consideration Moot, and Requiring Filing, issued April 20, 2004.

     (3) Stipulation of All Parties for Entry of a Final Order Approving Transfer of Control of Alaska Pipeline Company, filed March 26, 2004.

     (4) The parties to this proceeding are SEMCO, Atlas, State of Alaska (State), Agrium U.S. Inc. (Agrium), and the Municipal Light & Power Department (ML&P).



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approve transfer of the control of APLC from SEMCO to Atlas. We allow the parties to request further proceedings in this Docket concerning the Special Contract for Gas Transportation, the inclusion of income taxes in rates, the pass-through of rates to ENSTAR,(5) and any other issues that must now be decided concerning SEMCO, Atlas, APLC, or ENSTAR. We find SEMCO's Motion for Expedited Consideration(6) of the Petition for Clarification or Alternatively Reconsideration, is moot. We find the request by Atlas, the State, Agrium, and ML&P for expedited consideration of their Joint Response(7) and SEMCO's Petition for Clarification or Alternatively Reconsideration, is moot.



                                   Background

         On October 10, 2003, SEMCO and Atlas jointly filed a request for approval to transfer control of APLC, holder of Certificate No. 141, from SEMCO to Atlas.(8) In the Request for Transfer, SEMCO and Atlas asked us for five specific rulings in a final order subject to appeal within 30 days:

         o approval of the transfer of control of Certificate No. 141 from SEMCO to Atlas;

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     (5) ENSTAR Natural Gas Company, a division of SEMCO Energy Inc., and Alaska
Pipeline Company, a wholly-owned subsidiary of SEMCO (collectively referred to as ENSTAR).

     (6) Motion for Expedited Consideration, filed May 5, 2004.

     (7) Joint Response of Atlas Pipeline Partners, L.P., State of Alaska, Agrium U.S. Inc. and Municipal Light & Power Department to Petition for Clarification or Alternatively Reconsideration of SEMCO Energy, Inc. and Non-opposition to Expedited Consideration, filed May 10, 2004.

     (8) Request for Approval of Transfer of Control of Alaska Pipeline Company, Holder of Certificate No. 141 (Request for Transfer), filed October 10, 2003.


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         o approval of the Special Contract for Gas Transportation (Special
Contract);

         o an acknowledgement that the rates in the Special Contract are being approved even though the conversion of APLC from a corporation to a limited liability company to facilitate its acquisition by a Master Limited Partnership means that APLC will no longer pay income taxes directly;

         o a ruling that SEMCO and Atlas can rely on the economic arrangements to which they have agreed, specifically that, for a 10-year period, SEMCO will pay Atlas the difference between the transportation rate ENSTAR has agreed to pay APLC and any lower rate we set;

         o a statement that we require no further regulatory approval for the transfer.

         The application was noticed to the public on November 14, 2003, and we received comments and requests for intervention. We granted intervention to Agrium, ML&P, and the State (Intervenors) and set a procedural schedule.(9) After filing initial comments on the transaction, the Office of the Attorney General (AG) elected not to participate in this proceeding.(10)

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     (9) Order U-03-91(1), Order Granting Intervention, Setting Deadline for
Other Intervenors, Scheduling Prehearing Conference, and Appointing an Administrative Law Judge, issued January 21, 2004. See also Order U-03-91(2), Order Affirming Electronic Ruling Granting Intervention, Adopting Procedural Schedule and Requiring Filing, issued February 17, 2004.

     (10) Comments of the Attorney General, filed December 18, 2003; Responsive Notice of Election Not to Participate, filed February 25, 2004.

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         SEMCO and Atlas prefiled testimony(11) in support of their Request for
Transfer and a memorandum supporting continued inclusion of an income tax allowance in APLC's rates.(12) Intervenors did not file testimony because they entered into the Stipulation with SEMCO and Altas.(13)

         In the Stipulation, the parties agreed not to object to transfer of the control of APLC from SEMCO to Atlas provided we issue the order (Parties' Proposed Order) they attached to their Stipulation. The Stipulation, including the attached Parties' Proposed Order, was intended by the parties to resolve all issues in this proceeding.

         SEMCO and Atlas requested that we issue a decision on the Stipulation by April 16, 2004.(14) We held a public hearing on the Stipulation on April 7, 2004, during which we posed questions to the witnesses for SEMCO and Atlas and to counsel for all parties.(15) At that hearing, we vacated the date we had reserved for the hearing in this proceeding if a stipulation could not be reached.

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     (11) Direct Testimony of Bruce H. Fairchild; Prefiled Testimony of Anthony
Izzo; Prefiled Testimony of Eugene Dubay; Prepared Direct Testimony of Michael
L. Staines; Testimony of Daniel M. Dieckgraff, filed February 11, 2004.

     (12) Memorandum of Points and Authorities of SEMCO Energy, Inc. and Atlas Pipeline Partners, L.P. in Support of Continued Inclusion of an Income Tax Allowance in APLC's Rates, filed March 4, 2004.

     (13) The Stipulation of All Parties for Entry of a Final Order Approving Transfer of Control of Alaska Pipeline Company (Stipulation), was filed March 26, 2004, the date Intervenors' testimony was due.

     (14) Motion for Expedited Consideration, filed March 26, 2004.

     (15) After our initial review of the Stipulation, we asked the parties to address certain issues at the hearing. See Order U-03-91(3), Order Addressing Stipulation, issued April 5, 2004. At the hearing, we also requested SEMCO to file additional information. See Notice of Filing Supplemental Information, filed April 13, 2004.

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         In Order U-03-91(4),(16) we accepted the Stipulation and the Parties'
Proposed Order, subject to the express condition that no issue or fact shall be considered to have been finally determined or adjudicated by virtue of our acceptance of the Stipulation and the Parties' Proposed Order. Rather than ask us to accept their Stipulation, as is our usual practice, the parties asked us to issue the Parties' Proposed Order exactly as written.

         SEMCO petitioned for clarification or reconsideration of Order U-03-91(4). SEMCO asks us to clarify that Order U-03-91(4) adopted the provisions of the Parties' Proposed Order as official Commission actions or, alternatively, SEMCO asks that we reconsider Order U-03-91(4) and enter an order expressly approving all items in the Parties' Proposed Order.(17) Apparently, SEMCO does not believe that Order U-03-91(4) contains the definitive regulatory approvals necessary to consummate the transfer of APLC from SEMCO to Atlas under the Purchase and Sale Agreement. SEMCO asks for expedited consideration of its request (within 15 days without hearing)(18) so that the transfer transaction can be closed as scheduled on June 16, 2004.

         In their Joint Response, Atlas, the State, Agrium, and ML&P argue that Order U-03-91(4) does not need reconsideration or clarification. However, because SEMCO filed the request, they urge us to end any controversy by quickly issuing a further order confirming that, in Order U-03-91(4), we "acted officially to fully accept, approve and adopt the [Parties Proposed Order] and joint Stipulation."

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     (16) Order Accepting Stipulation Approving Transfer of Control, Finding
Motion for Expedited Consideration Moot, and Requiring Filing, issued April 20, 2004.

     (17) See n.1 at 1.

     (18) See n.6.



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                                   Discussion


         SEMCO does not look at Order U-03-91(4) in the same way as the remaining parties. SEMCO believes the order is unclear while the other parties think it is clear. We are concerned that SEMCO does not believe the Order U-03-91(4) is clear. We grant reconsideration and vacate Order U-03-91(4).

         In Order U-03-91(4), we "accepted" the Stipulation and the Parties' Proposed Order as a stipulation of the parties. We did not issue the Parties' Proposed Order as our own. A stipulation in our proceedings is an agreement of all the parties to a proceeding resolving some or all of the issues in the proceeding in a particular way. The word we use to give effect to the parties' agreement and accordingly resolve the issues in the proceeding is "accept" rather than "approve." We use the word "accept" because, when the parties stipulate, we do not conduct a hearing and develop a full record. Using the word "approve" would suggest that we had conducted a full regulatory review, which we do not do in stipulated proceedings.

         We accepted the Stipulation and the Parties' Proposed Order as a resolution of this proceeding, and included the following language in Order U-03-91(4): "subject to the express condition that no issue or fact shall be considered to have been finally determined or adjudicated by virtue of our acceptance of the stipulation." That language is included in our orders when we accept a stipulation resolving issues in a proceeding. We include that language to inform the parties and other concerned entities that they cannot cite our acceptance of a stipulation resolving an issue in a particular way as precedent in the future and that our acceptance of a stipulation is not an indication that we would, after full adjudication, resolve the issue in the same way in a future proceeding. We do not want to imply by our language that we have considered the issues to which the parties stipulated to the same extent we would have considered them had we held a hearing and developed a full record. We rely on


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the parties and their diversity of interests to substitute in part for full regulatory review. We allow resolution of proceedings without full regulatory review to save public and private resources and shorten regulatory lag.

         The uncertainty surrounding Order U-03-91(4) comes not from the order, but from the agreement of the parties (the Stipulation and Parties' Proposed Order) that Order U-03-91(4) accepted. However, the whole effect is that a reasonable person could believe that Order U-03-91(4) is ambiguous about our position on the specific provisions contained in the Parties' Proposed Order. The provisions of the Parties' Proposed Order, which we interpreted as a stipulation, included language that might be interpreted as Commission rulings on substantive issues in this proceeding. We have not previously seen that kind of language in a stipulation. To accept those provisions, we had to accept them as though they were a stipulation of the parties because we do not make substantive rulings based on a stipulation. The purpose of accepting a stipulation is so we do not need to rule on substantive issues.

         We issued Order U-03-91(4) only after due consideration. We were hesitant to accept the provisions of the Stipulation and the Parties' Proposed Order as a stipulation of the parties, much less as our own words and actions. We hesitated for two reasons. First, it appeared to us during the course of the hearing on the Stipulation that the parties did not all interpret the Stipulation in the same way. Second, no party to the Stipulation represented the public interest, including the interest of the ENSTAR customer.

         There was palpable tension among the parties at the hearing on the Stipulation. We were concerned that there was no longer a true agreement among them. Ultimately, however, we decided to give the parties the benefit of the doubt in accepting their stipulation. We also believed that a stipulated end to this proceeding was in the public interest.


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         We tried, through our review, to make up for the absence of public interest representation among the stipulating parties. However, our structural inability to investigate issues independently, as a party representing the public interest could do, gave us concern. Again, however, we believed that when balanced against full litigation of the many issues in this proceeding, a stipulated end was in the public interest.

         We hoped our acceptance of the provisions of the Parties' Proposed Order as a stipulation of the parties, binding only on the parties in accordance with 3 AAC 48.166 and not on the Commission, would satisfy the parties and allow the transaction to close. However, SEMCO does not believe that our acceptance of the Parties' Proposed Order as a stipulation is sufficient to allow the transaction to close. SEMCO requires that we adopt the provisions of the Parties' Proposed Order as our official actions. Even Atlas and the other Intervenors who say Order U-03-91(4) does not need to be reconsidered, apparently do not interpret Order U-03-91(4) as we intended. They interpret Order U-03-91(4) as though we had fully adopted the Parties' Proposed Order as our own.(19) As we stated, it is not our practice to make substantive rulings based on a stipulation and we decline to change our practice in this proceeding.

         We recognize that if we clarified Order U-03-91(4), we might introduce further uncertainty into this proceeding, making the parties rush to stake out their legal and business positions concerning the proposed transaction. Regulatory uncertainty

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     (19) "[T]he responding parties believe that Order No. 4 `adopted as official actions of the Commission the provisions contained in the [Parties' Proposed Order]." Joint Response, p. 2.


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is not in the public interest and should be avoided, if possible. The only way to assure certainty in this proceeding is to reconsider Order U-03-91(4), vacate it, and reevaluate the record.

         Having vacated Order U-03-91(4), we again have before us in this proceeding the Stipulation with the attached Parties' Proposed Order. However, based on filings(20) made in this proceeding after Order U-03-91(4) was issued, we view the Stipulation and the Parties' Proposed Order differently than we did when we issued Order U-03-91(4). We now know that at least one party, SEMCO, and possibly all parties to this proceeding believe that their Stipulation requires that we make substantive rulings on issues in this proceeding. We must base substantive rulings on the record in the proceeding. We cannot base them on a stipulation. Further, in this proceeding, there appears to be no meeting of the minds on the meaning of the documents (Stipulation and the Parties' Proposed Order) the parties' wrote and filed. Accordingly, a stipulation, to the extent one any longer exists, serves no purpose in this proceeding and should be rejected. We reject the Stipulation and the Parties' Proposed Order as a resolution of the issues in this proceeding.

         Having rejected the Stipulation and the Parties' Proposed Order, we have before us the issues raised by the Request for Transfer by SEMCO and Atlas(21) and by the initial comments filed in this Docket. To resolve those issues, we have a record consisting of the Request for Transfer; the initial comments; the prefiled testimony of SEMCO and Atlas; the brief of SEMCO and Atlas on income taxes; the

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     (20) See n. 1 and 7.

     (21) Request for Approval of Transfer of Control of Alaska Pipeline Company, Holder of Certificate No. 141 (Request for Transfer), filed October 10, 2003.

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oral testimony of SEMCO and Atlas witnesses at the hearing held April 7, 2004 on the rejected Stipulation; an exhibit received at the hearing; the argument of counsel at the April 7, 2004 hearing; and a supplemental filing by SEMCO.

         In the Request for Transfer, SEMCO and Atlas asked us for five specific rulings in connection with their transfer. In the Request for Transfer SEMCO and Atlas stated:

The content of the order is as crucial as the date of the order. This transaction cannot be consummated and the ratepayers cannot obtain its benefits unless the RCA order contains five specific rulings for which the parties have bargained.(22)

         Based on the record thus far made in this Docket, we can make only one of the requested rulings, which is to approve the transfer of ALPC from SEMCO to Atlas. In order to approve a transfer of control in a public utility, the applicant must prove that it is fit, willing, and able to provide the utility services applied for and that the utility services applied for are required by the public convenience and necessity. AS 42.05.241. The current record demonstrates that Atlas is fit, willing, and able to provide the utility service currently provided by APLC and that the public convenience and necessity requires the continued operation of APLC. No party in this proceeding opposes the transfer of APLC from SEMCO to Atlas.

         We cannot issue the other requested rulings based on the current record. We recognize that the transaction cannot be consummated without the other requested rulings. We allow the parties to request further proceedings in this Docket concerning the Special Contract for Gas Transportation, the inclusion of income taxes

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     (22) See n. 8 at 9.




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in rates, the pass-through of rates to ENSTAR, and any other issues that must now be decided concerning SEMCO, Atlas, APLC, or ENSTAR.

         In the alternative, the parties can negotiate a new stipulation. We will accept a stipulation only if it is a stipulation of the parties resolving the issues in this proceeding. The public interest should be represented in any new stipulation presented to us.(23)


                                      ORDER


THE COMMISSION FURTHER ORDERS:

                  1. The Petition for Clarification or Alternatively Reconsideration, filed May 5, 2004, by SEMCO Energy, Inc., is granted.

                  2. Order U-03-91(4), Order Accepting Stipulation Approving Transfer of Control, Finding Motion for Expedited Consideration Moot, and Requiring Filing, issued April 20, 2004, is vacated.

                  3. The Stipulation of All Parties for Entry of a Final Order Approving Transfer of Control of Alaska Pipeline Company, filed March 26, 2004, is rejected.

                  4. The transfer of control of Alaska Pipeline Company, holder of Certificate of Public Convenience and Necessity No. 141, from SEMCO Energy, Inc. to Atlas Pipeline Partners, L.P., is approved.

                  5. By 4 p.m. June 21, 2004, any party may request further proceedings in this Docket.

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     (23) AS 44.23.020(e) states: There is established within the Department of
Law the function of public advocacy for regulatory affairs. The attorney general shall participate as a party in a matter that comes before the Regulatory Commission of Alaska when the attorney general determines that participation is in the public interest.


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                  6. The Motion for Expedited Consideration, filed May 5, 2004, by SEMCO Energy, Inc., is moot.

                  7. The request for expedited consideration contained in the Joint Response of Atlas Pipeline Partners, L.P., State of Alaska, Agrium U.S. Inc., and Municipal Light & Power Department to Petition for Clarification or Alternatively Reconsideration of SEMCO Energy, Inc. and Non-opposition to Expedited Consideration, filed May 10, 2004, by Atlas Pipeline Partners, L.P, State of Alaska, Agrium U.S. Inc., and the Municipal Light & Power Department, is moot.


DATED AND EFFECTIVE at Anchorage, Alaska, this 4th day of June, 2004.

                         BY DIRECTION OF THE COMMISSION





(SEAL)







REGULATORY COMMISSION OF ALASKA
701 West Eighth Avenue, Suite 300
Anchorage, Alaska 99501
(907) 276-6222; TTY (907) 276-4533





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